Exhibit 1.01

Conflict Minerals Report

Kohl’s Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for calendar year 2016, as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2017.

Unless the context indicates otherwise, the terms “Kohl’s,” “we,” “us” and “our” refer to Kohl’s Corporation and its consolidated subsidiaries.

As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,” “expects” and similar expressions or the use of the future tense are intended to identify forward-looking statements. In addition, any statements that do not relate to historical or current facts or matters are forward-looking statements. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements within this document include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether smelters and refiners and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.
Applicability of the Conflict Minerals Rule to Our Company

We operate more than 1,100 Kohl’s department stores, a website (www.kohls.com), 12 FILA outlets and three Off-Aisle clearance centers. Our Kohl's stores and website sell moderately priced private label, exclusive and national brand apparel, footwear, accessories, beauty and home products. Many of the products that we sell are third-party, national brand products that are available from many retailers, including Kohl’s, and therefore not in-scope for purposes of our Conflict Minerals Rule compliance. We also sell private and exclusive brands that can be found only at Kohl’s. Most of our private brands are well-known established brands such as Apt. 9, Croft & Barrow, Jumping Beans, SO and Sonoma Goods for Life. Our exclusive brands generally are developed and marketed through exclusive license agreements with nationally-recognized brands and personalities like Food Network, Jennifer Lopez, Marc Anthony, Rock & Republic and Simply Vera Vera Wang.

We believe that we are subject to the Conflict Minerals Rule because of the degree of influence that we exercise over some of the materials, parts, ingredients or components of some of the private and exclusive brand products that are manufactured for us and that contain necessary 3TG. However, for some of our private and exclusive brand products, we exercise no influence over the materials, parts, ingredients or components of the products. Our involvement with those products is limited to having the manufacturer affix our private or exclusive brand name to the products. Those products and the related suppliers are therefore not in-scope for purposes of our compliance with the Conflict Minerals Rule. We do not manufacture any products.

We do not directly source 3TG from mines, smelters or refiners and believe that we are many levels removed from these market participants. However, through the efforts described below, we seek to ensure that our private and exclusive brand suppliers’ sourcing practices are consistent with our Conflict Minerals Policy described below.

For 2016, notwithstanding our due diligence efforts discussed herein, we were unable to determine the origin of at least a portion of the necessary 3TG in each of the products that we contracted to manufacture. However, none of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in a Covered Country. We did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy
We are committed to sourcing products from companies that share our values around human rights, ethics and environmental responsibility. To this end, we have adopted a company policy for the 3TG that are in our supply chain (“Conflict Minerals Policy”). The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	Adopt and maintain a policy to reasonably assure that the 3TG in the products supplied to Kohl’s are conflict free.

2.
Establish their own due diligence programs to ensure conflict-free supply chains and take any other steps necessary to abide by the contractual certifications, warranties, covenants and representations provided to Kohl’s. Supplier due diligence programs are expected to be designed in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the “OECD Guidance”).

3.
Cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products supplied to Kohl’s. As part of our process, suppliers of Kohl’s private and exclusive-brand products will be expected to complete the Conflict-Free Sourcing Initiative’s (the “CFSI”) Conflict Minerals Reporting Template (“CMRT”).

4.	Support industry efforts to enhance traceability and responsible practices in global mineral supply chains.

Under our Conflict Minerals Policy, we reserve the right to require from any supplier at any time such additional information, certifications and documentation as we deem necessary to monitor or assess compliance with the Conflict Minerals Policy or other contractual certifications, warranties, covenants and representations provided to us.

We do not seek to embargo the Covered Countries and encourage our suppliers to continue to source responsibly from the Covered Countries.

Reasonable Country of Origin Inquiry Information
As required by the Conflict Minerals Rule, for 2016, we conducted a “reasonable country of origin inquiry” (“RCOI”). For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance design framework, which are described below in this Conflict Minerals Report. The specific goal of our RCOI was to determine whether the 3TG in our in-scope products originated in a Covered Country.

Inquiries were made of all suppliers that provided Kohl’s with private or exclusive brand products during 2016, regardless of whether the degree of influence we actually exercised over the materials, parts, ingredients or components of the products brought them in-scope for purposes of our compliance with the Conflict Minerals Rule. We refer below to our suppliers of private or exclusive brand products for 2016 as “Suppliers.” For 2016, we reached out to 512 Suppliers that may have been in-scope.
The Suppliers identified to us 249 different smelters and refiners that may have processed the necessary 3TG contained in our potentially in-scope products. 209 of the smelters and refiners were listed as Compliant (as defined herein) by the CFSI. Based on our reasonable country of origin inquiry, we concluded that 189 of these 249 smelters and refiners sourced entirely from outside of the Covered Countries. Our conclusion was based on analysis conducted by the service provider (the “Service Provider”) that we retained to assist us with the collection, validation and review and analysis of the information received from the Suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider on our behalf.
Based on the results of our RCOI, we conducted due diligence for 2016. These due diligence efforts are discussed below.

Due Diligence Program Design

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Design Framework

The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2016 are discussed under “Due Diligence Program Execution.”

1.	OECD Guidance Step One: “Establish strong company management systems”

a.
We have a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website at https://corporate.kohls.com/content/dam/kohlscorp/non-press-release-pdfs/2014/ConflictMineralsPolicy-May2014.pdf. The Conflict Minerals Policy is summarized earlier in this Conflict Minerals Report.

b.
We have a working group led by our Executive Vice President, General Counsel charged with managing our 3TG compliance strategy. Some of the functional areas participating in the working group include Legal, Product Development and Social Compliance. We also include merchants and sourcing personnel in the compliance process. We supplement our compliance efforts with specialist outside counsel and the Service Provider.

c.
We communicate to our relevant merchants and other selected internal personnel our commitment to compliance with the Conflict Minerals Rule. We do so by email, telephone and in-person meetings. In addition, our senior leadership, selected Product Development team members, merchants and selected other internal personnel are educated and briefed on the Conflict Minerals Rule and our compliance plan.

d.
Our Merchandise Purchase Order Terms & Conditions contain terms to help ensure vendor compliance with our 3TG compliance expectations, including a provision requiring all suppliers to certify, warrant, covenant and represent that all merchandise sold to Kohl’s will be free of any 3TG financing conflict in the DRC or an adjoining country.

e.	Through the Service Provider, we use the then latest major Revision of the CMRT developed by the CFSI to identify smelters and refiners in our supply chain.

f.
Records of due diligence processes, findings and resulting decisions and any other business records relating to 3TG due diligence are retained for at least five years. These records are retained on our behalf by the Service Provider and are generally stored in an electronic format.

g.
We have mechanisms for employees, suppliers and other interested parties to report potential violations of our Conflict Minerals Policy, including email and telephone hotline reporting mechanisms. The email address is Governance@Kohls.com and the hotline number is (800) 837-7297.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.
The Service Provider requests by email that suppliers provide us with information, through the completion of a CMRT or its equivalent survey mechanism, concerning the usage and source of 3TG in their products, as well as information concerning the suppliers’ related compliance measures. Both we and the Service Provider follow up multiple times, if required, by email or phone with suppliers that do not respond to the request within the specified time frame.

b.
The Service Provider reviews the responses received from suppliers for plausibility, consistency and gaps. It follows up by email or phone with suppliers that submit a response that triggers any one of seven specified quality control flags.

c.
Smelter and refiner information provided by suppliers is reviewed against the Service Provider's internal database. To the extent not in that database, it requests that the supplier confirm that the listed entity is a smelter or refiner.

d.
Smelter and refiner information also is reviewed by the Service Provider against the lists of Compliant and Active (as defined herein), or the equivalent, smelters and refiners published by the CFSI, the London Bullion Market Association (“LBMA”) and the Responsible Jewellery Council (“RJC”).

e.
To the extent that a smelter or refiner identified by a supplier is not listed as Compliant or the equivalent by an independent third-party, the Service Provider attempts to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer and whether there are internal due diligence procedures in place or other processes that the smelter or refiner takes to track the chain of custody on the source of its 3TG. Internet research is also performed to determine whether there are any outside sources of information regarding the smelter’s or refiner’s sourcing practices. “Red flags” are assigned to smelters and refiners where there is evidence of sourcing from a “Level 2 country” (i.e., a known or plausible country for smuggling out of the DRC region, export or transit) or declaration of sourcing from countries which are unknown reserves for a given metal. Compliant smelters and refiners are reviewed against the Service Provider’s internal country of origin database.

f.
If a supplier does not provide information concerning the processors of 3TG in its supply chain, the Service Provider requests information on the suppliers’ Tier 2 suppliers. The Tier 2 suppliers, and subsequent tiers of suppliers as identified to the Service Provider, are then contacted by the Service Provider following the procedures described above.

g.	Based on the information furnished by our suppliers, the Service Provider and other information known to us, we assess the risks of adverse impacts.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.
Our Executive Vice President, General Counsel charged with managing our 3TG compliance strategy periodically reports the findings of our supply chain risk assessment to other members of our senior leadership and to the Audit Committee of our Board of Directors.

b.	We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.

c.
In addition, to the extent that identified smelters and refiners are not listed as Compliant, we seek to exercise leverage over these smelters and refiners to become Compliant through our participation in and support of the CFSI. In addition, we also utilize information provided by the CFSI to its members to monitor smelter and refiner improvement.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize and rely on information made available by the CFSI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether a smelter or refiner is Compliant.

5.	OECD Guidance Step 5: “Report on supply chain due diligence”

a.	We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission, and make available on our website information from the Form SD and the Conflict Minerals Report.

b.	We include information concerning 3TG compliance in our Corporate Social Responsibility Report, which we make publicly available on our website.

Due Diligence Program Execution

In connection with our 3TG due diligence in respect of 2016, we performed the following due diligence measures. These were not all of the measures that we took in furtherance of our 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.”

1.
The Service Provider requested by email that the Suppliers provide us with a completed CMRT. An email also was sent that described our compliance program requirements and included a link to the Service Provider’s on-line supplier education portal and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing our survey request.

2.
The Service Provider followed up by email or phone with all Suppliers that did not respond to the request within a specified time frame. To the extent that, after the foregoing efforts, the Supplier did not provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by our personnel or our representatives to the Supplier. Responses were received from over 97% of the Suppliers.

3.
The Service Provider reviewed the responses received from the Suppliers based on its internally-developed written review criteria for plausibility, consistency and gaps. As part of that review, if a Supplier indicated that there were no 3TG in the products that it supplied to us, the Service Provider reviewed those responses for plausibility and Suppliers were also given an opportunity to provide a certification of that determination. The Service Provider followed up by email or phone with the Suppliers that submitted a response that triggered specified quality control flags.

4.
The Service Provider reviewed the smelters and refiners identified by the Suppliers against those contained in its internal database. To the extent not in that database, it requested that the Supplier confirm that the listed entity is a smelter or refiner.

5.
With respect to those completed responses that identified a smelter or refiner, the Service Provider also reviewed that information against the lists of Compliant and Active, or the equivalent, smelters and refiners published by the CFSI, the LBMA and the RJC. Of the 249 smelters and refiners identified by Suppliers as having potentially supplied 3TG contained in our in-scope products, 209 were listed as Compliant by the CFSI as of April 26, 2017.

6.
With respect to those smelters and refiners identified by a Supplier that were not listed as Compliant or the equivalent by an independent third-party, the Service Provider attempted to contact the smelter or refiner and/or consulted publicly available information to attempt to determine the minerals processed by the smelter or refiner, the country of origin, whether the 3TG were from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country and the smelter or refiner's due diligence measures.

7.
For those Suppliers that did not provide information concerning the processors of 3TG in their supply chain, the Service Provider requested information on the Suppliers’ Tier 2 suppliers. The Tier 2 suppliers, and subsequent tiers of suppliers as identified to the Service Provider, were then contacted by the Service Provider.

8.
Our Executive Vice President, General Counsel charged with managing our 3TG compliance strategy periodically reported the findings of our supply chain risk assessment to other members of our senior leadership and to the Audit Committee of our Board of Directors.

9.	We included information concerning 3TG compliance in our 2016 Corporate Social Responsibility Report, which is publicly available on our website.

10.	In addition, to mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the DRC or an adjoining country:

a.	We joined the CFSI.

b.
As part of its outreach on our behalf, the Service Provider furnished the Suppliers with or made available to them written information discussing the Conflict Minerals Rule, the OECD Guidance and our compliance requirements.

c.
Through the Service Provider, compliance training and other compliance resources were made available to our Suppliers. The training program was intended to help ensure the quality and completeness of the CMRTs received from the Suppliers.

Product and Smelter and Refiner Information

In-Scope Products

See “Applicability of the Conflict Minerals Rule to Our Company” for further information concerning our potentially in-scope products. For a further discussion of our products generally, see our Annual Report on Form 10-K for the fiscal year ended January 28, 2017. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

Identified Smelters and Refiners

The following table summarizes the smelter and refiner information provided by the Suppliers. See Annex A for a list of identified smelters and refiners and country of origin information. Annex A also contains additional information relating to the data presented in the table.

	Compliant	Active	On Reference List Only
Tantalum	37	0	0
Tin	58	6	6
Tungsten	32	0	2
Gold	82	3	23

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT and through the other procedures followed by us and the Service Provider that are described in this Conflict Minerals Report.

None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the Covered Countries. However, we did not have sufficient information to determine whether or not any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.
Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our Suppliers for accurate smelter and refiner information and our RCOI and due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

Future Risk Mitigation Efforts

We intend to take the following additional steps for 2017, either directly or through the Service Provider, to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

1.	Encourage Suppliers that provided company level information for 2016 to provide product level information for 2017;

2.	Engage with Suppliers that provided incomplete responses or that did not provide responses for 2016 to help ensure that they provide requested information for 2017; and

3.	Communicate to new in-scope suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them.

All of the foregoing steps are in addition to the steps that we took in respect of 2016, which we intend to continue to take in respect of 2017, to the extent applicable.

Annex A
Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.
Smelters and Refiners
In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as having potentially processed the necessary 3TG contained in our in-scope products in 2016. Please see the notes that accompany the table for additional information concerning the data in the table.

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Status
Gold	Advanced Chemical Company	United States of America	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti	Brazil	Compliant
Gold	Argor-Heraeus SA	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asahi Refining Canada Limited	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States of America	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Daejin Indus Co., Ltd.	South Korea	Compliant
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	South Korea	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	China	Compliant
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Metals Hong Kong Ltd	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Company Limited	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	Compliant
Gold	JSC Uralelectromed	Russia	Compliant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States of America	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	LS-NIKKO Copper Inc.	South Korea	Compliant
Gold	Materion	United States of America	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Co Ltd	China	Compliant
Gold	Metalor Technologies SA	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States of America	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	Moscow Special Alloys Processing Plant	Russia	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia	Compliant
Gold	OJSC Novosibirsk Refinery	Russia	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox SA	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States of America	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	Samduck Precious Metals	South Korea	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería SA	Spain	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Torecom	South Korea	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant

Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States of America	Compliant
Gold	Valcambi SA	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Bangalore Refinery	India	Active
Gold	Cendres + Métaux SA	Switzerland	Active
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Reference List Only
Gold	Caridad	Mexico	On Reference List Only
Gold	Chugai Mining	Japan	On Reference List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Reference List Only
Gold	Elemetal Refining, LLC	United States of America	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	On Reference List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Reference List Only
Gold	Guangdong Jinding Gold Limited	China	On Reference List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Reference List Only
Gold	HwaSeong CJ Co. Ltd	South Korea	On Reference List Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	On Reference List Only
Gold	Lingbao Gold Company Ltd.	China	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Reference List Only
Gold	Penglai Penggang Gold Industry Co Ltd	China	On Reference List Only
Gold	Remondis Argentia B.V.	Netherlands	On Reference List Only
Gold	Sabin Metal Corp.	United States of America	On Reference List Only
Gold	SAMWON METALS Corp.	South Korea	On Reference List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Reference List Only
Gold	So Accurate Group, Inc.	United States of America	On Reference List Only
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	On Reference List Only

Gold	Yamamoto Precious Metal Co., Ltd.	Japan	On Reference List Only
Gold	Yunnan Copper Industry Co Ltd	China	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States of America	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States of America	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States of America	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States of America	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	Kemet Blue Powder	United States of America	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	QuantumClean	United States of America	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russia	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States of America	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant

Tin	Alpha	United States of America	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States of America	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant

Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Tin Group (Holding) Company Limited	China	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Huichang Jinshunda Tin Co. Ltd	China	Active
Tin	Nankang Nanshan Tin Co., Ltd.	China	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Reference List Only
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	On Reference List Only
Tin	Estanho de Rondônia S.A.	Brazil	On Reference List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Reference List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	On Reference List Only
Tungsten	A.L.M.T. Corp.	Japan	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States of America	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russia	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States of America	Compliant
Tungsten	Kennametal Huntsville	United States of America	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Niagara Refining LLC	United States of America	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Reference List Only

We note the following in connection with the above table:

a.
Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in our supply chain, since some Suppliers did not identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products, and not all of the Suppliers responded to our inquiries.

b.	The table only includes entities that were listed as smelters or refiners by the CFSI, the LBMA or the RJC.

c.	Smelter or refiner status information in the table is as of April 26, 2017.

d.
“Compliant” means that a smelter or refiner was listed as compliant with the Conflict-Free Smelter Program’s (“CSFP”) assessment protocols, including through mutual recognition. Smelters and refiners that are listed as “Re-audit in process” by the CFSP are considered to be Compliant by the CFSP. Included smelters and refiners were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period.

e.
“Active” is a CSFP designation that means that the smelter or refiner was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry - Conflict Minerals Council.

f.	“On Reference List Only” means that a smelter or refiner is listed on the Smelter Reference List tab of the CMRT, but is not listed as “Compliant” or “Active.”

g.	Smelter or refiner status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by the Company.

h. Smelter and refiner country location is based on information published by the CFSI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the Compliant smelters and refiners listed in the table above may have included the countries in the categories listed below, based on information provided by the CFSI to its members. The Company has not been able to reliably determine the country of origin of any of the other smelters or refiners listed in the table. The countries of origin below are categorized by risk level.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from the DRC and its nine adjoining countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 - The DRC and its nine adjoining countries: Burundi, Rwanda and Uganda.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the Compliant smelters and refiners may have sourced from recycled or scrap sources.